UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NI	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th ownership interest in a share of 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, liquidation preference $25,000 per share and a 1/1,000th ownership interest in a share of Series B-1 Preferred Stock, par value $0.01 per share, liquidation preference $0.01 per share	NI PR B	New York Stock Exchange
Series A Corporate Units	NIMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2023, NiSource Inc. (the “Company”), as Borrower, entered into a Credit Agreement (the “Agreement”) with the lenders party thereto (the “Lenders”) and U.S. Bank National Association, as Administrative Agent, Sole Lead Arranger and Bookrunner. Under the Agreement, the Company borrowed $250 million, representing the aggregate commitments of the Lenders under the Agreement. The Agreement terminates on the earlier of (a) November 7, 2024, and (b) the date upon which (i) all commitments are terminated if not previously expired and (ii) amounts payable under the Agreement are accelerated.

The borrowings under the Agreement bear interest based on the nature of the borrowings made by Company at:

•	a rate equal to the base rate, which means, for any day, a rate per annum equal to the Alternate Base Rate (defined below) for such day plus 0.05%; or

•

a rate equal to Term SOFR, which means, for the relevant interest period the greater of (a) zero and (b) the sum of (i) the Term SOFR Screen Rate (as defined in the Agreement) for such interest period, (ii) plus 0.10%, plus 1.05%.

The “Alternate Base Rate” is a floating rate equal to the highest of (a) zero, (b) the prime rate of interest announced from time to time by U.S. Bank National Association or its parent, (c) the sum of the Federal Funds Effective Rate plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to certain adjustments as provided in the Agreement) for a one-month interest period for Dollars plus 1.00%. If the Alternate Base Rate is being used when Term Benchmark Borrowings (as defined in the Agreement) are unavailable under certain terms of the Agreement, then the Alternate Base Rate will be the highest of clauses (a), (b) and (c) above, without reference to clause (d) above.

The Agreement contains customary affirmative and negative covenants, as well as customary events of default. The Agreement includes one financial covenant, a maximum debt-to-capitalization covenant set at 70%, which is consistent with the Company’s existing $1.85 billion Sixth Amended and Restated Revolving Credit Agreement.

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 9, 2023, among NiSource Inc., as Borrower, the lenders party there to, and U.S. Bank National Association, as Administrative Agent, as Sole Lead Arranger and Bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

Date: November 9, 2023	By:	/s/ Shawn Anderson
Shawn Anderson
Executive Vice President and Chief Financial Officer